CANNABIS SCIENCE INC.

&

dupetit Natural Products GmbH

JOINT VENTURE OPERATING AGREEMENT

JOINT VENTURE OPERATING AGREEMENT

FOR

CANNABIS SCIENCE INC. & dupetit Natural Products GmbH

THIS JOINT VENTURE OPERATING AGREEMENT ("Agreement" or “JV”) is entered into as of the 27th day of July 2012, by Cannabis Science Inc. and dupetit Natural Products GmbH (the “Companies”).

A.        The Companies enter into this Agreement in order to conduct mutually beneficial business and to specify their relative rights and obligations.

B.        The Companies shall remain separate legal entities for the duration of this Agreement.

NOW THEREFORE, the Companies hereby agree as follows:

1.         Establishment of the Joint Venture Business

1.1       The Parties agree to establish an joint venture business relationship between Cannabis Science Inc. and Dupetit Natural Products GmbH.

1.2       The Companies shall maintain their original organization form in conjunction with this JV.  All profits, risks and losses of the joint venture will be shared by the Parties with respect to products jointly developed under this JV, on the following basis:

(i)                 Cannabis Science, Inc. shall receive ninety (90) percent of all net operating profits of the JV; and

(ii)               Dupetit Natural Products GmbH shall receive ten (10) percent of all net operating profits of the JV.

1.3       Dupetit Natural Products GmbH shall enter into this joint venture business relationship on an exclusive basis for world wide sales and distribution of products produced under or supplied to the JV by Dupetit under this Agreement.

1.5       Cannabis Science Inc. shall enter into this joint venture business on a non-exclusive basis and shall be permitted to form other such relationships or business ventures world wide.

1.6       The JV shall compensate Dupetit (individual) € 5.000. per month for acting as the head of operations for the JV to manage all day to day activites, research and development, production, and the marketing and sale of products under the JV.

1.7       Cannabis Science Inc. shall issue five million (5,000,000) Rule 144 restricted common shares to dupetit Natural Products GmbH, or its assigns, as consideration for providing products under Appendix “A” to the JV.

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2.         Purpose, Scope and Scale of Operation

2.1       Business Objectives: Developing, testing, standardizing, and manufacturing of new or existing cannabis or hemp products for market dissemination world wide.

2.2       The new JV cannabis and hemp product business will consist of:

(i)         Developing, testing, standardizing, and manufacturing of new or existing cannabis and hemp products for world wide market dissemination under the Cannabis Science brand, or other brand as mutually agreed, following all local, state and country laws/regulations.

(ii)        Generally, to engage in the pointed product development or research projects that benefit or satisfy the aforementioned goals; and

(iii)             Other jointly developed products, manufacturing or extraction methods, testing, assets, or intellectual properties.

Herein after referred to as the JV “Assets”.

2.3       dupetit Natural Products GmbH will provide all products to the JV as defined in Appendix “A”.

2.4       Cannabis Science, Inc. will provide medical cannabis extract formulations, delivery methods, products, testing facilities and techniques, including any future products or processes, to the JV.

2.5       dupetit Natural Products GmbH shall make available all business and government contacts, marketing and distribution channels, and existing sales contracts or store access to sell JV products, whether existing or new.  All of dupetit Natural Products GmbH products sales and distribution shall be exclusively performed through the JV for the entirety of this Agreement.

3.         Total Investment, Increase Investment

3.1       Any investment of the Joint Venture shall be as mutually agreed by the Companies on a case-by-case basis. For each new JV project funded the percentage and amounts to be financed by both Companies will be negotiated, prior to the commencement of the project, under a separate funding agreement.

3.2       In case any party to the joint venture intends to assign all or part of its investment subscribed to a third party, written consent shall be obtained from the other party to the joint venture.

3.3       If any Party proposes to transfer all or any part of its interest of the Joint Venture, the Party shall notify the other Party in writing of the terms and conditions of the proposed transfer at least thirty (30) days in advance.

3.4       If a Party proposes to transfer all or any part of its interest of the Joint Venture to a third party, the other Party shall have a pre-emptive right to purchase such interest at the bonafide and authenticated offering price of the third party.

3.5       If the other Party does not exercise its pre-emptive right of purchase within ninety (90) days after delivery of such notice, the other Party shall be deemed to have consented to such transfer to a third party.

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4.         Term of Joint Venture

4.1    The Joint Venture will continue indefinitely until terminated by mutual consent of all Companies.

5.         Amendment, Termination of JV

5.1       The amendment of the contract or its appendices shall come into force only after a written agreement has been signed by both Parties.

5.2       With the unanimous agreement of the Board of Directors of both Companies, the Joint Venture can be terminated prior to the initial term or the contract be terminated in advance if the contract cannot be executed for reason of force majeure or the Joint Venture suffers losses in consecutive years and is incapable of going on with the business for certain reasons.

6.         Triggering Events

On the happening of any of the following events (Triggering Events) with respect to a Company, the surviving Company party to this Agreement shall have the option to (i) dissolve and liquidate the JV Assets or (ii) purchase all of the Company’s Interest in the JV Assets of such Company (Selling Company) for the positive balance, if any, of such Company’s proportionate JV ownership rights:

(a)        the bankruptcy of a Company;

(b)        the winding up and dissolution of a corporate Company, or merger or other corporate reorganization of a Company as a result of which the Company does not survive as an entity;

(c)        the withdrawal of a Company; or

(d)       the occurrence of any other event that is, or that would cause, a Transfer in contravention of this Agreement.

Each Company agrees to promptly give Notice of a Triggering Event to the other Company.  The option described above may be exercised within 180 days following the other Company’s receipt of the Notice of the Triggering Event.  In the event the other Company does not elect to purchase the interest of the Selling Company, the Selling Company shall dispose of is proportionate share of the JV Assets to any other party.

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7.         Notices

7.1       All Notices required or permitted under this Agreement must be written and delivered in one of the following approved methods. A notice shall be deemed given or sent when deposited, as certified mail or for overnight delivery, postage and fees prepaid, in the United States mails; when delivered to Federal Express, United Parcel Service, DHL Worldwide Express, or Airborne Express, for overnight delivery, charges prepaid or charged to the sender's account; when personally delivered to the recipient; when transmitted by electronic means, and such transmission is electronically confirmed as having been successfully transmitted; or when delivered to the home or office of a recipient in the care of a person whom the sender has reason to believe will promptly communicate the notice to the recipient.

7.2       All Notices shall be delivered to the following Company addresses:

If to:                            Cannabis Science, Inc.

                                                            6946 North Academy Blvd

Suite B#254

Colorado Springs, CO 80918

Attn: Dr. Robert Melamede

                        If to:                            Dupetit Natural Products GmbH

                                                            _____________________

                                                            _____________________

                                                            Attn: Dupetit

8.         Insurance

8.1       The Companies shall maintain sufficient liability insurance to protect the JV against any reasonably foreseeable claims arising from the development, testing, and marketing of medical cannabis based products applicable to this Agreement and under current law.

9.         Business Representations

Each Company hereby represents and warrants to, and agrees with, the other Company as follows:

9.1       Business Intent. The Companies are investing in this JV solely for furthering their respective businesses and not with a view to or for sale in connection with any distribution of all or any part of the JV Interest. No other person will have any direct or indirect beneficial interest in or right to the JV unless mutually agreed by both Parties.

9.2       Economic Risk. The Companies are financially able to bear the economic risk of this investment in the JV, including the total loss thereof.

9.3       Non-disclosure.  The Companies shall have non-disclosure agreements signed by all employees or other parties to whom information is to be disseminated regarding JV Assets or other information that is deemed critical and of value to the JV.  All non-disclosure agreements must be signed prior to disseminating such information.

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10.       General Provisions

10.1     Complete Agreement. This Agreement constitutes the whole and entire agreement of the parties with respect to the subject matter of this Agreement, and it shall not be modified or amended in any respect except by a written instrument executed by all the Parties. This Agreement replaces and supersedes all prior written and oral agreements by and among the Companies or any of them.

10.2     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.3     Choice of Law. This Agreement shall be construed and enforced in accordance with the internal laws of Germany. If any provision of this Agreement is determined by any court of competent jurisdiction or arbitrator to be invalid, illegal, or unenforceable to any extent, that provision shall, if possible, be construed as though more narrowly drawn, if a narrower construction would avoid such invalidity, illegality, or unenforceability or, if that is not possible, such provision shall, to the extent of such invalidity, illegality, or unenforceability, be severed, and the remaining provisions of this Agreement shall remain in effect.

10.4     Binding Effect. This Agreement shall be binding on and inure to the benefit of the Parties and their heirs, personal representatives, and permitted and assigns.

10.5     Pronouns; Statutory References. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Act, Nevada Revised Statutes, or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

10.6     Further Assurances. The parties to this Agreement shall promptly execute and deliver any and all additional documents, instruments, notices,' and other assurances, and shall do any and all other acts and things, reasonably necessary in connection with the performance of their respective obligations under this Agreement and to carry out the intent of the parties.

10.7     No Limitation of Companies' Businesses. Except as provided in this Agreement, no provision of this Agreement shall be construed to limit in any manner the Companies in the carrying on of their own respective businesses or activities.

10.8     Absence of Agency. Except as provided in this Agreement, no provision of this Agreement shall be construed to constitute a Company, in the Company's capacity as such, the agent of any other Company.

10.9     Authority and Capacity of Parties. Each Company represents and warrants to the other Company that the Company has the capacity and authority to enter into this Agreement.

10.10   Headings. The Section, and paragraph titles and headings contained in this Agreement are inserted as a matter of convenience and for ease of reference only and shall be disregarded for all other purposes, including the construction or enforcement of this Agreement or any of its provisions.

10.11   Amendment. This Agreement may be altered, amended, or repealed only by written agreement signed by both of the Companies.

10.12   Time of the Essence. Time is of the essence of every provision of this Agreement that specifies a time for performance.

10.13   Benefit of the Parties. This Agreement is made solely for the benefit of the parties to this Agreement and their respective permitted successors and assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement unless mutually agreed by both Parties.

10.14   Interpretation. In the event of any claim is made by any Company relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this. Agreement was prepared by, or at the request of, a particular Company or its counsel.

IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement on the day and year first above written.

[COUNTERPART SIGNATURE PAGES ATTACHED]

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Signed:

COUNTERPART SIGNATURE PAGE TO OPERATING AGREEMENT

The undersigned, intending to be legally bound, hereby executes this Counterpart Signature Page and adopts and agrees to be bound by the terms and provisions of the Operating Agreement, dated July 27, 2012 between the undersigned parties.

SIGNATURE:                                                                        DATE: 29/07/2012

CANNABIS SCIENCE, INC.

/s/  Robert Melamede                                                                 July 27, 2012

By: Dr. Robert Melamede

Title: CEO

DUPETIT NATURAL PRODUCTS GMBH

/s/  Alfredo Dupetit                                                                     July 27, 2012

By: Alfredo Dupetit

Title: Quality and Export Management

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APPENDIX “A”

DUPETIT NATURAL PRODUCTS GMBH

1.             Hemp Extracts:

                (i)            Pure CO2-Extract of European fiber hemp, CBD and other interesting compounds.  CO2 organic hemp total extract (320 bar pressure) is actually available. This extract has shown to be very effective against Herpes (Labialis) and for sure has many other possibilities to be investigated as a business opportunity now.

(ii)           Organic German fiber EU-hemp (low THC-content and high CBD content) dried tops available.  Used to extract for flavors, perfume and cosmetic creams.

(iii)         Agreements in Switzerland and France for the purchase of essential hemp oil to secure availability.

2.             Essential oils, cannabis perfume, a mix of oils without using cannabis itself.

3.             100% natural scented “Cannabis” and “Canna” cosmetics.

4.             TMs “Cannabis” and “Canna” cosmetics and perfume.

5.             Produces Food, cosmetics, beverages (“Canna Cola”), rough building materials (hemp shelves), textiles, clothing, etc.

6.             “BioCanna” and “Canna” Biss

7.             Organic cold pressed hemp oil (“BioCanna”)

8.             “Canna” biscuits

9.             “Cannabia” (Hemp Beer)

(i)            Today this hemp beer is since the beginning produced in Germany. Cannabía® first hemp beverage (Cannabis beer) of mankind was born in March 1996, when Germany officially authorized the cultivation of hemp, the so called “fiber hemp”.  A secret combination of both by hand selected and harvested organic plants: hops and cannabis, give as result the unmistakable hemp aroma of Cannabía®. TM Cannabia can also be used for alcohol free beverages keeping its worldwide first status.

Cannabia TM is registered in the whole EU, Japan, China, Uruguay and USA.

(ii)           Dupetit Natural Products was already working with and on hemp aroma for its food, sweets and perfume as well as the organic cosmetic line. Contacted an organic brewer to brew a "hemp beer" in a traditionally brewing way, an organic and pure hemp beer with Bavarian spring water and organic hemp.

(iii)              Cannabia® then sought out one of the country's great master-brewers, who also had an understanding and respect for the concept of traditional, organic brewing, as well as the technical expertise to deliver a high-quality organic product for a good price.  Together with Dupetit Natural Products he carefully crafted the idea into the finished recipe by adding to our organic German hemp this experience and knowledge, as well his organic malt, hops and yeast giving Cannabía® its unique taste.

(iv)               Cannabía® is brewed in Germany.  Cannabía® 1st legal hemp drink of mankind!  The production of Cannabía® was authorized first 1996 in Germany by the Berliner health authorities.

(v)                 In the Meantime 2011 Cannabia® has explicit written permits in Greece, Cyprus, Germany, Poland, Bulgaria, Denmark, UK and circulate in more EU countries without the need of a permit, and in some countries outside of EU like Japan, Switzerland, and North Korea.  Australia allows now hemp in food. This country will follow soon.  Cannabia® TM is registered not only in the whole EU but also in many other countries as USA, China, Korea, Japan, Uruguay, Colombia and more.

(vi)               Global sales of Cannabia® are of about 750.000 bottles /year only and growing due to new starting professional distribution channels as: Greece, Poland, Hong Kong and North Korea, alone in 2011. The value of Cannabia-Distribution only in Spain by a years quantity of 500.000 bottles sold there is of € 500.000.- due to the € 50.000.- that this distribution lets (free of tax and other costs) per year (at 0.10/bottle)

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10.          The development of Cannabia® was followed by another one, the development of the scent and scented products under the TM Cannabis®.  They created several flavors for sweets, for Scratch & Smell Offset Lack, for wine, honey wine, for beer, cola, lemonades, energy drinks, shisha tobacco and more.

11.          More Canna® sweets as chewing gum, jellies, chocolates and chocolate mints will be developed.

12.          Online Shop Products (to be seen at: www.dupetit.de/onlineshop):

(i)            BioCanna® Organic Hemp nuts: All essential amino- acids contained! Organic Cannabis seeds No nuts allergens!

(ii)           BioCanna® Organic shelled cannabis seeds: Rich in Omega-3-fatty acids (over 80%). No nuts allergens.

(iii)         BioCanna® Organic Hemp flour: Rich in Omega-3-fatty acids / hemp protein content: approx. 20% No nut allergens!

(iv)          BioCanna® Organic Hemp flour / Biologisches Hanfmehl: Rich in Omega-3-fatty acids (over 80%). Over 20% organic vegetable hemp protein. No nut allergens!

(v)           Cannabis® by dupetit ® The original since 1989, Organic Eau de Toilette, 100% natural product of the Year Cannabusiness 2004

INCI: Perfume (100% natural),* alcohol, *benzyl alcohol,  *citral, *geraniol,  * eugenol,  *isoeugenol, *cinnamyl alcohol,  * linalool, *limonene.  *: Of natural origine contained in essential oils of this perfume// *Natürlich beinhaltet.

(vi)          Cannabis® by dupetit ® Parfum, Roll On flakon 100% natural in hemp oil.

INCI: Perfume (100% natural),* Cannabis Sativa (hemp seeds oil), *benzyl alcohol,  *citral, *geraniol,  * eugenol,  *isoeugenol, *cinnamyl alcohol,  * linalool, *limonene. * natural origine contained in essential oils of this perfume// *Natürlich beinhaltet

(vii)        Cannabis® the original, Organic Eau de Toilette , 100%  natural Product of the Year Cannabusiness 2004.

INCI: Perfume (100% natural),* alcohol, *benzyl alcohol,  *citral, *geraniol,  * eugenol, *isoeugenol, *cinnamyl alcohol,  * linalool, *limonene.*: natural origine contained in essential oils of this perfume// *Natürlich beinhaltet

(viii)       Cannabis® Care cream by dupetit ® 50 ml scented with / parfümiert mit  Cannabis® by dupetit®  100% natural Crema con cáñamo 100% natural hemp body care / Hanf Körperpflege / Cannabis care cream / Hanfcreme  / Cannabis body care

INCI: Cannabis Sativa (hemp seeds oil), bees wax, aloe barbadensis, alpha toccopherol (Natural E-Vitamin), Perfume (100% natural), *benzyl alcohol, *citral, *geraniol,  * eugenol, *isoeugenol, *cinnamyl alcohol,  * linalool, *limonene.*: natural origin contained in essential oils of this perfume//

(ix)          Cannabis® Care cream by dupetit ® 50 ml 100 % natural non-scented

INCI: Cannabis Sativa (hemp seeds oil), bees wax, aloe barbadensis, alpha toccopherol (Natural E-Vitamin)

(x)           Cannabis® Lip balm 5 ml Canna® lips 100% Natural and vegan.  Fantastic against dried lips (specially during winter time!) and skin as well as mini cream tray for the pocket. Identical content as Cannabis® Care cream but stronger in its consistence. With Cannabis® flavor or without any scent (natural)

(xi)          Canna®-Dermis by dupetit® Massage- & Body oil 100% natural. Very good for extreme dry skin, after pregnancy, or after a strong sunbath and for baby skin.  Canna®Body Oil has the highest amount of cold pressed organic hemp nut oil than all other cosmetic items in this fantastic shop.

(xii)        Cannabis scented postcards! Scratch & Smell effect! Hempy, sweet scent. 11 x 15 cm

(xiii)       BioCanna® 30 Organic water-soluble cannabis aroma. 100% natural. THC-Free. 10 ml. Good for approx. 100 to 200 liter Wine, or 200 liter beer, 100 kg ice cream, etc. Not for hard sugar sweets or hot produced food. For oil-soluble BioCanna® 30 flavour: Please contact us directly.

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(xiv)       Cannabia® First legal hemp beverage (hemp beer) of mankind! THC free 5% Alc. vol. 0.33 l

(xv)         Cannabia® First legal hemp drink (Hemp beer) worldwide! THC free 5% Alc. Vol 12 x 0,33l

(xvi)       The 4 Elements® Organic German Premium Pilsner the new less bitter pilsner brewed with source water from the Röhn Region, Germany. www.the4elements.info the 5th Elements is you! Alc.: 5%  0,33 l:

(xvii)      Canna® Power-Flower Pops, 100% natural pops with organic hemp flavor and paper sticks.  Our hemp sweets are the only ones in the market with No synthetic colorants. All botanical extracts give the colors and 100% natural aroma!

(xviii)     Canna® Power- Flower Pops (Taste: fresh flower) 100% natural pops with organic hemp flavor and paper sticks.  No synthetic colorants. All botanical extracts give the colors and 100% natural aroma! THC free

(xix)       Canna® Raggae-Pops 100% natural hand made pops with organic hemp flavor and paper sticks. No synthetic colorants. All botanical extracts gives the colors and 100% natural aroma! All botanical extracts give the colors and aroma! THC free hemp pops.

(xx)         Canna® Raggae- Candies THC free 100% natural hemp candies with organic 100% natural hemp flavor. No synthetic colorants.  All botanical extracts give the colors and 100% natural aroma!

(xxi)       Organic Canna® Biscuits, vegan hemp food, with organic hemp seeds, org.chocolate, org. Bourbon vanilla and more! THC free 1 x 150 gr.

(xxii)      BioCanna® Cold pressed & organic Hemp nuts oil  / Rich in Omega-3-fatty acids (over 80%)

(xxiii)     BioCanna® Cold pressed & organic Hemp oil

13.          Canna® food, cosmetics, beverages (Europe) and more classes

14.          TM Cannabia® for beer and alcohol free beverages and sirups in whole Europe and in Japan, USA, China, Uruguay, and soon more countries

15.          Websites:

a)             www.tecnobrau.com

b)             www.ikon-europubs.com

c)             http://www.facebook.com/#!/pages/Cannabis-Perfume/176142819063801

d)             http://www.cannabia.co.kr/

e)             http://www.facebook.com/profile.php?id=100002497295922

f)             http://www.nature.com/bjc/journal/v95/n2/full/6603236a.html

g)             www.dupetit.de

h)             http://www.wipo.int/romarin

i)              www.dronabinol.eu  (maybe soon no more available if means needed for analytics)

j)              www.dronabinol.de  (no more available now)

k)             www.cannabis.tel

l)              www.cannacola.com

m)           www.bioscent.info  (maybe no more available soon)

n)             www.dupetit.com

TMs

o)             http://oami.europa.eu/CTMOnline/RequestManager/de_SearchBasic (Holder Name: dupetit)

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p)             Cannabis   (Word TM): http://register.dpma.de/DPMAregister/marke/registerIR?AKZ=465209&CURSOR=0

q)             Cannabia (Word & Image TM): http://register.dpma.de/DPMAregister/marke/registerHABM?AKZ=001967017&CURSOR=33

r)             Cannabia  (Word-TM): http://register.dpma.de/DPMAregister/marke/register/396350976/DE

s)             Cannabia Club   (Word-TM): http://register.dpma.de/DPMAregister/marke/register/305582291/DE Also registered in Spain

t)              dupetit    (Word TM) http://register.dpma.de/DPMAregister/marke/register/2098448/DE

u)             Cannabis Leaf shape bottle   3 dimensional TM   (no more available) http://register.dpma.de/DPMAregister/marke/register/301388857/DE This may have being erased  or will be erased very soon if not prolonged.

v)             The 4 Elements    (Word & Image TM) http://register.dpma.de/DPMAregister/marke/register/301054258/DE

w)            BioCanna    Word TM http://register.dpma.de/DPMAregister/marke/register/395228484/DE

x)             Canna B    (Word TM) http://register.dpma.de/DPMAregister/marke/register/306008564/DE

y)             Image TM       (Lollipop image hand made rocks with a cannabis leaf in the middle) http://register.dpma.de/DPMAregister/marke/register/307640493/DE

z)             The 4 Elements   (Word & Image TM) http://register.dpma.de/DPMAregister/marke/register/3020110399875/DE

16.          Actual Products Circulating in Europe:

i.              Cannabia:  Hemp beer since 1996  (distributed in over 16 countries worldwide, the most in the EU)

ii.             Canna® Sweets (different hard sugar candies with hemp) since 2001

iii.           Cannabis® Care Cream  Since 1994

iv.            Cannabis ® Perfume since 1994

v.             Canna® Dermis, BioCanna®, Canna®: 100% natural and organic Cosmetic with hemp oil and extract

vi.            BioCanna®: Organic cold pressed hemp nuts oil

vii.          BioCanna®: Organic hemp nuts and shelled nuts as well as flour

viii.         The 4 Elements® Organic German premium beer (only in: Spain, Greece, Japan, Germany (very little)

17.          Projects:

i.                     Canna® Dent Tooth paste.

ii.             BioCanna® Hemp caps containing hemp oil and hemp extract (with different spectrum of cannabinoids)

iii.           BioCanna® or Canna® Dermis  CO2-Hemp extract in or without oil as diluter

iv.            Cannabis® Perfume  in large industrial and commercial scale  (see 3 dimensional bottle TM)

v.             Cannabis® Cream with stronger CO2-Extract dose and more medicinal salves and pomades as well as creams, etc (with different spectrum of cannabinoids)

vi.            Hemp Extraction mean (invention to extract finest fractions of fiber hemp)

vii.          Medicinal vaporizers

18.          Medicinal Cannabis seeds:

Seeds breeding in a legal/allowed place in Switzerland (or other places/Institutes in Europe and South America (possibly Uruguay) using GCMS and HPLC to secure process and control of different cultivars and strains from all over the world.

SHIMADZU has offered a GCMS-OP-2010S that fulfills all requirements for the breeding control.

Analytics will done at the breeding station and interpretation over internet by specialists there in the USA or in Germany where we have already discussed prices and  conditions with THC-Pharm, The Health Concept Frankfurt or over Prof. Brenneisen, Bern (now retired) and his possibilities in Switzerland at the Dept. of Phytoresearch, University of Bern, Switzerland.

19.          Canna®Med-Caps:

Production of organic encapsulated hemp oil with or without organic CO2-Extract in gelatin big caps of 500 mg to 1000 mg.

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CANNABIS SCIENCE INC.

&

WOLASTOKWIK NeGoot-Gook

&

GEORGE KATTAR

JOINT VENTURE OPERATING AGREEMENT

JOINT VENTURE OPERATING AGREEMENT

THIS JOINT VENTURE OPERATING AGREEMENT ("Agreement" or “JV”) is entered into as of the 10th day of September 2012, by Cannabis Science Inc. (“CS”) and Wolastokwik NeGoot-Gook,Maliseet Nation at Tobique (“WNGM”) and George Kattar (“KATT”)  (collectively, the “Parties”).

A.        The Parties wish to enter into this Agreement in order to conduct mutually beneficial business and to specify their relative rights and obligations.

B.        The Parties desire to remain separate legal entities for the duration of this Agreement.

NOW THEREFORE, the Parties hereby agree as follows:

1.         Establishment of the Joint Venture Business

1.1       The Parties agree to establish an joint venture business relationship between CBIS and WNGM and KATT for the purpose of building Cannabis growing operations, a clinical laboratory with an integrated database system, a medicine production facility, and treatment center.

1.2       The Parties shall maintain their original organization form in conjunction with this JV.  All profits, risks and losses of the joint venture will be shared by the Parties with respect to products jointly developed under this JV, on the following basis:

(i)                 WNGM shall receive 50% percent of all net operating profits;

(ii)                KATT shall receive 25% of all net operating profits; and

(iii)               CBIS shall receive 25% percent of all net operating profits.

Net operating profits is defined as net income after taxes, including all government assessments and fees, excluding extraordinary charges.

1.3       WNGM shall enter into this joint venture business relationship on an exclusive basis for the distribution of products produced under or supplied to the JV by the Parties under this Agreement.

1.4         KATT shall enter into this joint venture business relationship on an exclusive basis for the distribution of products produced under or supplied to the JV by the Parties under this Agreement.

1.5       CBIS shall enter into this joint venture business on a non-exclusive basis and shall be permitted to form other such relationships or business ventures world wide.

1.6       Cannabis Science Inc. shall issue one million shares of Rule 144 restricted common shares to WNGM or its assigns, as consideration for providing services under Appendix “A” to the JV.

1.7       Cannabis Science Inc. shall issue one million shares of Rule 144 restricted common shares to KATT or his assigns, as consideration for providing services under Appendix “B” to the JV.

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2.         Purpose, Scope and Scale of Operation

2.1       Business Objectives:  to establish;

(i)         a cannabis growing facility(ies) for production supply to develop cannabis-based herbal remedies and products;

(ii)        a clinical laboratory for research, testing, quality control, and patient/treatment database tracking;

(iii)       a manufacturing and production facility to produce cannabis-based herbal remedies and products; and

(iv)       a treatment center for dispensing herbal remedies and products and track patient treatment efficacy and anecdotal testimonies/results.

2.2       The new JV development business will consist of:

(i)         a cannabis growing facility;

(ii)        a clinical laboratory;

(iv)             a manufacturing and production facility; and

(v)               a treatment center.

Herein after referred to as the JV “Assets”.

2.3       WNGM will provide all herbal and therapeutic product formulations to the JV as defined in Appendix “A”.

2.4       CBIS will provide medical cannabis extract formulations, delivery methods, products, and techniques, including any future products or processes, to the University and Manufacturer.

2.5       KATT shall make available all business contacts, government contacts, and marketing and distribution channels to accomplish objectives under this Agreement.

3.         Total Investment, Increase Investment

3.1       Any investment of the Joint Venture shall be as mutually agreed by the Parties on a case-by-case basis. For each new JV project funded, the percentage and amounts to be financed by both Parties will be negotiated, prior to the commencement of the project.

3.2       In case any party to the joint venture intends to assign all or part of its investment subscribed to a third party, written consent shall be obtained from the other party to the joint venture prior to such assignment or subscription.

3.3       If any Party proposes to transfer all or any part of its interest of the Joint Venture, the Party shall notify the other Party in writing of the terms and conditions of the proposed transfer at least thirty (30) days in advance.

3.4       If a Party proposes to transfer all or any part of its interest of the Joint Venture to a third party, the other Party shall have a pre-emptive right to purchase such interest at the bonafide and authenticated offering price of the third party.

3.5       If the other Party does not exercise its pre-emptive right of purchase within ninety (90) days after delivery of such notice, the other Party shall be deemed to have consented to such transfer to a third party.

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4.         Term of Joint Venture

4.1    The Joint Venture will continue for a period of Twenty Five (25) years and will automatically renew for an additional Twenty Five (25) year term unless cancelled in writing at least Thirty (30) days prior to the expiry of the initial term or otherwise terminated pursuant to this Agreement.

5.         Amendment, Termination of JV

5.1       The amendment of the contract or its appendices shall come into force only after a written agreement has been signed by both Parties.

5.2       With the unanimous agreement of the Board of Directors of both Parties, the Joint Venture can be terminated prior to the initial term or the contract be terminated in advance if the contract cannot be executed for reason of force majeure or the Joint Venture suffers losses in consecutive years and is incapable of going on with the business for certain reasons.

6.         Triggering Events

On the happening of any of the following events (Triggering Events) with respect to a Company or Party, the surviving Company(ies) or Party(ies) to this Agreement shall have the option to (i) dissolve and liquidate the JV Assets or (ii) purchase all of the Company’s Interest in the JV Assets of such Company (Selling Company) for the positive balance, if any, of such Company’s or Party’s proportionate JV ownership rights:

(a)        the bankruptcy of a Company or Party;

(b)        the winding up and dissolution of a corporate Company or Party, or merger or other corporate reorganization of a Company or Party as a result of which the Company or Party does not survive as an entity;

(c)        the withdrawal of a Company or Party; or

(d)       the occurrence of any other event that is, or that would cause, a Transfer in contravention of this Agreement.

Each Company agrees to promptly give Notice of a Triggering Event to the other Company.  The option described above may be exercised within 180 days following the other Company’s receipt of the Notice of the Triggering Event.  In the event the other Company does not elect to purchase the interest of the Selling Company, the Selling Company shall dispose of is proportionate share of the JV Assets to any other party.

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7.         Notices

7.1       All Notices required or permitted under this Agreement must be written and delivered in one of the following approved methods. A notice shall be deemed given or sent when deposited, as certified mail or for overnight delivery, postage and fees prepaid, in the United States mails; when delivered to Federal Express, United Parcel Service, DHL Worldwide Express, or Airborne Express, for overnight delivery, charges prepaid or charged to the sender's account; when personally delivered to the recipient; when transmitted by electronic means, and such transmission is electronically confirmed as having been successfully transmitted; or when delivered to the home or office of a recipient in the care of a person whom the sender has reason to believe will promptly communicate the notice to the recipient.

7.2       All Notices shall be delivered to the following Company addresses:

If to:                            Cannabis Science, Inc.

                                                            6946 North Academy Blvd

Suite B#254

Colorado Springs, CO 80918

Attn: Dr. Robert Melamede

                        If to:                            Wolastokwik NeGoot-Gook

                                                            (Maliseet Nation at Tobique)

                                                            13156 Rte. 105

                                                            Tobique First Nation, N.B

E7H 5M7

Attn: Councilor Gerald Bear

          Councilor Paul Pyers

If to:                            George Kattar

                                                            13156 Rte. 105

                                                            Tobique First Nation, N.B

E7H 5M7

8.         Insurance

8.1       The Parties shall maintain sufficient liability insurance to protect the JV against any reasonably foreseeable claims arising from the development, testing, and marketing of medical cannabis based products applicable to this Agreement and under current law.

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9.         Business Representations

Each Company or Party hereby represents and warrants to, and agrees with, the other Company(ies) or Party(ies) as follows:

9.1       Business Intent. The Parties are investing in this JV solely for furthering their respective businesses and not with a view to or for sale in connection with any distribution of all or any part of the JV Interest. No other person will have any direct or indirect beneficial interest in or right to the JV unless mutually agreed by both Parties.

9.2       Economic Risk. The Parties are financially able to bear the economic risk of this investment in the JV, including the total loss thereof.

9.3       Non-disclosure.  The Parties shall have non-disclosure agreements signed by all employees or other parties to whom information is to be disseminated regarding JV Assets or other information that is deemed critical and of value to the JV.  All non-disclosure agreements must be signed prior to disseminating such information.

10.       General Provisions

10.1     Complete Agreement. This Agreement constitutes the whole and entire agreement of the parties with respect to the subject matter of this Agreement, and it shall not be modified or amended in any respect except by a written instrument executed by all the Parties. This Agreement replaces and supersedes all prior written and oral agreements by and among the Parties or any of them.

10.2     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.3     Choice of Law. This Agreement shall be construed and enforced in accordance with the internal laws of State of Nevada. If any provision of this Agreement is determined by any court of competent jurisdiction or arbitrator to be invalid, illegal, or unenforceable to any extent, that provision shall, if possible, be construed as though more narrowly drawn, if a narrower construction would avoid such invalidity, illegality, or unenforceability or, if that is not possible, such provision shall, to the extent of such invalidity, illegality, or unenforceability, be severed, and the remaining provisions of this Agreement shall remain in effect.

10.4     Binding Effect. This Agreement shall be binding on and inure to the benefit of the Parties and their heirs, personal representatives, and permitted and assigns.

10.5     Pronouns; Statutory References. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Act, Nevada Revised Statutes, or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

10.6     Further Assurances. The parties to this Agreement shall promptly execute and deliver any and all additional documents, instruments, notices,' and other assurances, and shall do any and all other acts and things, reasonably necessary in connection with the performance of their respective obligations under this Agreement and to carry out the intent of the parties.

10.7     No Limitation of Parties' Businesses. Except as provided in this Agreement, no provision of this Agreement shall be construed to limit in any manner the Parties in the carrying on of their own respective businesses or activities.

10.8     Absence of Agency. Except as provided in this Agreement, no provision of this Agreement shall be construed to constitute a Company, in the Company's capacity as such, the agent of any other Company.

10.9     Authority and Capacity of Parties. Each Company represents and warrants to the other Company that the Company has the capacity and authority to enter into this Agreement.

10.10   Headings. The Section, and paragraph titles and headings contained in this Agreement are inserted as a matter of convenience and for ease of reference only and shall be disregarded for all other purposes, including the construction or enforcement of this Agreement or any of its provisions.

10.11   Amendment. This Agreement may be altered, amended, or repealed only by written agreement signed by both of the Parties.

10.12   Time of the Essence. Time is of the essence of every provision of this Agreement that specifies a time for performance.

10.13   Benefit of the Parties. This Agreement is made solely for the benefit of the parties to this Agreement and their respective permitted successors and assigns, and no other person or entity shall have or acquire any right by virtue of this Agreement unless mutually agreed by both Parties.

10.14   Interpretation. In the event of any claim is made by any Company relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this. Agreement was prepared by, or at the request of, a particular Company or its counsel.

IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement on the day and year first above written.

[COUNTERPART SIGNATURE PAGES ATTACHED]

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Signed:

COUNTERPART SIGNATURE PAGE TO OPERATING AGREEMENT

The undersigned, intending to be legally bound, hereby executes this Counterpart Signature Page and adopts and agrees to be bound by the terms and provisions of the Operating Agreement, dated September 10, 2012 between the undersigned parties.

SIGNATURE:                                                                        DATE:

CANNABIS SCIENCE, INC.

/s/  Robert Melamede                                                       September 10, 2012

By: Dr. Robert Melamede

Title: President and CEO

Wolastokwik NeGoot-Gook

(Maliseet Nation at Tobique)

/s/  Gerald Bear                                                                September 10, 2012

Councilor Gerald Bear

Wolastokwik NeGoot-Gook

(Maliseet Nation at Tobique)

/s/  Paul Pyers                                                                  September 10, 2012

Councilor Paul Pyers

/s/  George Kattar                                                             September 10, 2012

George Kattar

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APPENDIX “A”

Products and Services provide by Wolastokwik NeGoot-Gook (Maliseet Nation at Tobique) are to be determined on a case-by-case basis, including land, facilities, products and services.

APPENDIX “B”

Products and Services provide by George Kattar are to be determined on a case-by-case basis, including products and services.

APPENDIX “C”

Products provided by Cannabis Science, Inc., include:

Products:

-          Delivery methods

-          Cannabinoid-extract formulations

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